UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 10, 2018

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1350 17th Street, Suite 150
Denver, Colorado		80202
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		Phone: (720) 420-1290

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01—OTHER EVENTS

On May 10, 2018, BNA Investment Capital, LLC, a Wyoming limited liability company (“BNA”), advised us that it was not going to fund the April 2018 tranche—and the remaining eight monthly tranches—under the Securities Purchase Agreement dated January 23, 2018, which provided for the purchase of 12 secured convertible promissory notes in the aggregate principal amount of $666,666, in monthly tranches of $55,555 each, commencing in January 2018. BNA’s decision not to fund the April tranche was in spite of the fact that we met the conditions precedent under section 1(d) of the Securities Purchase Agreement for funding in that we are current in our filings with the Securities and Exchange Commission and our closing bid price is greater than $0.0001. BNA’s default has a material impact on our ability to continue our operations and it may hinder our ability to continue to file timely disclosures compliant with the Securities Act of 1934.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.82	Securities Purchase Agreement, together with the forms of exhibits, between CannaSys, Inc., and BNA Investment Capital, LLC dated January 23, 2018	Incorporated by reference from current report on Form 8-K filed February 2, 2018

_______________________________________

*All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: May 16, 2018	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer